Exhibit 32

EVANS SYSTEMS, INC. AND ITS SUBSIDIARIES

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Evans System, Inc. (the “Company”) on Form 10-Q for the three and nine month periods ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Blair R. Couey, President and Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Blair R. Couey
Blair R. Couey
President and Chief Executive Officer
August 11, 2003